                                                                     EXHIBIT 1.1

                   CS FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   Depositor

                  Wilshire Funding Corporation Mortgage-Backed
                          Certificates, Series 1996-3

                                                               December 19, 1996

                             UNDERWRITING AGREEMENT
                             ----------------------


Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

Dear Sirs:

     1.   Introduction.  CS First Boston Mortgage Securities Corp., a Delaware
          ------------
corporation (the "Depositor"), proposes to form one or more real estate mortgage investment conduits (each, a "Trust"), which will issue, from time to time, securities entitled Wilshire Funding Corporation Mortgage-Backed Certificates (the "Certificates") in one or more series (each, a "Series"). Each Certificate will evidence a fractional, undivided percentage interest or beneficial interest in a Trust. The property of each Trust may consist primarily of pools (the "Mortgage Loan Pools") of loans secured by mortgages on residential properties (the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans may be sold to the Depositor pursuant to one or more Unaffiliated Seller's Agreements, dated as set forth in the applicable Terms Agreement (as hereinafter defined) (each, a "Sale and Purchase Agreement"), between the Depositor, as purchaser, and a third party seller (the "Seller"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as set forth in the applicable Terms Agreement (the "Pooling and Servicing Agreement" and, together with this Agreement and the related Sale and Purchase Agreement, the "Agreements"), among the Depositor, a servicer (the "Servicer") named in such Terms Agreement and a trustee (the "Trustee") named in such Terms Agreement.

     The Certificates are more fully described in the Registration Statement (as such term is defined in Section 2(a)), which the Depositor has furnished to you. Each Series of Certificates and any classes or subclasses of Certificates (each, a "Class" or "Subclass", respectively) within such Series may vary, among other things, as to number and types of Classes or Subclasses, aggregate principal balance or notional amount or aggregate stated principal balance, the pass-through rate with respect to each Class or Subclass, the percentage interest, if any, evidenced by each Class or Subclass in payments of principal and interest on, or with respect to, the Mortgage Loans included in the related Trust Fund, the stated principal balance and interest rate, if any, priority of payment among Classes or Subclasses, the method of credit enhancement with respect to the Mortgage Loans in the Trust Fund for such Series, the Classes or Subclasses of Certificates of such Series subject to this Agreement, and any other variable terms contemplated by the Pooling and Servicing Agreement and in the Certificates of such Series. The Depositor will elect to treat the related Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code").

     Each offering of Certificates will be made through you, through you and other underwriters from whom you are acting as representative or through an underwriting syndicate managed by you. Whenever the Depositor determines to form a Trust and to make such an offering of Certificates, it will enter into an agreement (the "Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, (i) you, (ii) you and such other underwriters who execute the Terms Agreement and agree thereby to become obligated to purchase Certificates from the Depositor, or (iii) you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (in each case, the "Underwriters"). Such Terms Agreement shall specify the fractional undivided interest, principal or notional amount, or stated principal balance, of each Class or Subclass of the Certificates to be issued and their terms not otherwise specified in the Pooling and Servicing Agreement, the Classes or Subclasses of Certificates subject to this Agreement, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, the aggregate amount of Certificates to be purchased by each Underwriter and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, which may take the form of an exchange of any standard form of written telecommunication between you and the Depositor. Each offering of Certificates will be governed by this Agreement, as supplemented by the applicable Terms Agree ment, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the related Underwriters. Except as otherwise required by the context, all references herein to a Terms Agreement, Delivery Date, Pooling and Servicing Agreement and Underwriters shall refer to the Terms Agreement, Delivery Date, Pooling and Servicing Agreement and Underwriter or Underwriters, as the case may be, relating to the related offering of Certificates.

     2.  Representations and Warranties of the Depositor.  The Depositor
         -----------------------------------------------
represents and warrants to the Underwriters as of the date hereof and as of the date of the applicable Terms Agreement, as follows:

          (a) A registration statement on Form S-3 (No. 333-15833), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering of each Series thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission and "Effective Date" means the date of the Effective Time.
     Such registration statement, as amended, and the prospectus and related prospectus supplement that the Depositor has filed with the Commission pursuant to Rule 424(b) relating to the sale of the Certificates of the applicable Series offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations")), including all documents incorporated therein by reference, are respectively referred to as the "Registration Statement", the "Prospectus" and the "Prospectus Supplement"; provided, however, that a supplement to the
                              --------  -------
     Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Prospectus only with respect to the offering of the Series of Certificates to which it relates. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

          (b) The Registration Statement, on the Effective Date, and the Prospectus, as of the date of the related Prospectus Supplement, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Delivery Date (as such terms as defined in Section 3), the

     Prospectus conforms and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and does not include and will not include, any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus delivered to the Underwriters for use in connection with the related offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T. The two immediately preceding sentences do not apply to statements or omissions from either of such documents based upon written information (including Computational Materials (as such term is defined in Section 8(a)) furnished to the Depositor by any Underwriter specifically for use therein.

          (c) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

          (d) The Pooling and Servicing Agreement and the Certificates conform, or will conform as of the Delivery Date, to the description thereof contained in the Registration Statement and the Prospectus; and the Certificates, on the date of the Terms Agreement, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Depositor or the Trustee, authenticated by the Trustee and delivered in accordance with such Pooling and Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement.

          (e) The execution and delivery by the Depositor of this Agreement, the Terms Agreement, the Pooling and Servicing Agreement and the Certificates are within the corporate power of the Depositor and have been, or will have been, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor,
     (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgement, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (f) At the date thereof, the Pooling and Servicing Agreement will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity.

          (g) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Certificates pursuant to this Agreement, the Terms Agreement and the Pooling and Servicing Agreement, has been or will be taken or obtained on or prior to the applicable Delivery Date.

          (h) The Reserve Fund, if any, will be established in accordance with the Pooling and Servicing Agreement on or prior to the Delivery Date; and a UCC-1 financing statement with respect to such Reserve Fund naming the Trustee, for the benefit of the holders of the Certificates, as the secured party has been filed in the office of the Secretary of State of the state in which the principal trust office of the Trustee is located and, upon the purchase by you of the Certificates subject to this Agreement in the manner contemplated by this Agreement, and the initial deposit of any amount required to be deposited therein pursuant to the Pooling and Servicing Agreement, the Trustee, for the benefit of the holders of the Certificates will, on the date of such deposit, have a first perfected priority security interest in such Reserve Fund.

          (i) At the applicable Delivery Date, each of the Mortgage Loans included in the Trust Fund will meet the criteria for selection described in the Prospectus.

          (j) Certificates subject to this Agreement and offered by means of the Registration Statement will, when issued pursuant to the Pooling and Servicing Agreement, be "mortgage related securities", as such term is defined in Section 3(a)(41) of the Securities Act of 1934, as amended (the "Exchange Act"), if, and for so long as, such Certificates are rated in one of the two highest rating categories assigned by at least one nationally recognized statistical rating organization.

          (k) At the date of its execution and delivery, the Pooling and Servicing Agreement constituted a legal, valid and binding agreement, and as of the Delivery Date will be enforceable by the Trustee, in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization insolvency or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity.

          (l) The characteristics of the Trust Fund will not subject the related Trust to registration as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

     3.   Purchase, Sale and Delivery of Certificates.  Delivery of and payment
          -------------------------------------------
for the Certificates to which this Agreement applies will be made at the office of Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010 or such other place as specified in the Terms Agreement, at such time as shall be specified in the Terms Agreement, or at such other time thereafter as set forth in the Terms Agreement, or as you and the Depositor shall agree upon, each such time being herein referred to as a "Delivery Date". Delivery of such Certificates shall be made by the Depositor to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and you. Except as otherwise provided in the related Terms Agreement, each Class of Certificates of a Series sold to the Underwriters pursuant to such Terms Agreement will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") (the "DTC Certificates"). The interests of the beneficial owners of the DTC Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates for the DTC Certificates will be made available only under the limited circumstances specified in the Pooling and Servicing Agreement. Except as otherwise provided in the related Terms Agreement, each Class of Certificates of a Series not sold to the Underwriters pursuant to such Terms Agreement will be in definitive, fully registered form, in such denominations and registered in such names as the Underwriter shall request, and will be made available at least 24 hours prior to the applicable Closing Date, for checking and packaging at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019 in such amounts as determined pursuant to the Terms Agreement.

     Except as otherwise provided in the related Terms Agreement, pursuant to Rule 15c6-1(d) under the Exchange Act, the Depositor and the Underwriters have agreed that the Delivery Date will not be less than five business days following the date hereof.

     4.   Offering by Underwriters.  It is understood that the Underwriters
          ------------------------
propose to offer the Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

     5.   Covenants of the Depositor.  The Depositor covenants and agrees with
          --------------------------
the Underwriters participating in the applicable offering of the Certificates that:

          (a) Immediately following the execution of the Terms Agreement, the Depositor will prepare a supplement to the Prospectus setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Certificates are to be purchased by the Underwriters, from the Depositor, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Depositor deem appropriate in connection with the offering of such Certificates, but the Depositor will not file, for so long as the delivery of a Prospectus is required in connection with the offering or sale of such Certificates, any amendments to the Registration Statement as in effect with respect to such Certificates, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to you, or if you shall have reasonably objected thereto promptly after receipt thereof; the Depositor will, during such period, immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communications suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. Subject to the Underwriters' compliance with their obligations set forth in Section 8, the Depositor shall file with the Commission a current report on Form 8-K including any Computational Materials provided to it by the Underwriters pursuant to
     Section 8 no later than the date that the Prospectus Supplement is filed.

          (b) If, at any time when a Prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

          (c) The Depositor will make generally available to the holders of the Certificates (the "Certificateholders"), and deliver to you, in each case as soon as practicable, an earning statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Certificates; and the Depositor will cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as the Depositor deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns.

          (d) The Depositor will furnish to you copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents relating to the Certificates, in each case as soon as available, but in no event later than five business days after signing the related Terms Agreement, and in such quantities as you reasonably request.

          (e) The Depositor will arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that neither the
                                       --------  -------
     Depositor nor the Trust shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

          (f) The Depositor will, while the Certificates of a Series are outstanding furnish to you, and upon request of each other Underwriter, other information with respect to the related Trust or its financial condition or results of operations, as any Underwriter may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Certificates of such Series.

          (g) The Depositor will pay all expenses incident to the performance of its obligations under this Agreement and the Terms Agreement and will reimburse the Under writers for any expenses (including fees and disbursements of its counsel) incurred by them in connection with qualification of the related Series of Certificates and determination of their eligibility for investment under the laws of such jurisdictions as you may designate and the reproduction of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates and, to the extent previously agreed upon with you, the expenses incurred in distributing any preliminary prospectuses, the Prospectus or any amendments or supplements thereto to the Underwriters.

          (h) During the period when a prospectus is required by law to be delivered in connection with the sale of Certificates pursuant to this Agreement, the Depositor will file, or cause the Trustee to file on behalf of the related Trust, on a timely and complete basis, all documents that are required by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (i) The Depositor will prepare, or cause to be prepared, and file, or cause to be filed, a timely election to treat the Trust as a REMIC for federal income tax purposes and will file, or cause to be filed, such tax returns and take such actions, all on a timely basis, as are required to elect and maintain such status.

     6.   Conditions to the Obligations of the Underwriters.  The obligations of
          -------------------------------------------------
the Underwriters to purchase and pay for the Certificates subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, the date of the Terms Agreement and the applicable Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions thereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

          (a) You shall have received a letter from Arthur Anderson, dated the date of the Terms Agreement, and, if requested by you, a letter from Arthur Anderson, dated the Delivery Date, and addressed to you each in the forms heretofore agreed to.

          (b) You shall have received a copy of the Prospectus for the related Series.

          (c) All actions required to be taken and all filings required to be made by the Depositor under the Act prior to the sale of the Certificates shall have been duly taken or made; and prior to the applicable Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission.

          (d) The Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated at the time of issuance as set forth in the Terms Agreement.

          (e) you shall have received an opinion of counsel or counsels for the Depositor, dated the applicable Delivery Date, substantially to the effect that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its assets, operate its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation in the State of New York which the Depositor has advised us in writing are the jurisdictions in which the Depositor owns or leases real property or conducts material operations.

               (ii) This Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Depositor.

               (iii) The execution, delivery and performance of the Agreements do not conflict with the Certificate of Incorporation or the By-laws of the Depositor and, to the knowledge of such counsel and based solely on its examination of the documents referred to herein,
          (A) do not conflict with or violate or constitute a material breach of, or constitute a default under, any material written contract, indenture, undertaking or other agreement or instrument by which the Depositor is now bound or to which it is now a party, or result in the imposition of any material lien upon any of its material properties, and (B) do not conflict with or violate any order, write, injunction or the decree of any court or governmental authority against the Depositor or by which any of its properties is bound.

               (iv) Each of the Sale and Purchase Agreement and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Depositor and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization, arrangement, fraudulent conveyance or other laws relating to or affecting creditors' rights generally or by general equitable principles.

               (v) The Certificates have been duly authorized by the Depositor and, when executed and authenticated pursuant to the Pooling and Servicing Agreement and paid for and delivered pursuant to this Agreement and the Terms Agreement, will be validly issued and outstanding and will be entitled to the benefits afforded by the Pooling and Servicing Agreement.

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated by the Agreements except such as may be required under federal or state securities laws in connection with the purchase by the Underwriters of the Certificates, filings with respect to the transfer of the Mortgage Loans from the Seller to the Depositor pursuant to the Sale and Purchase Agreement and from the Depositor to the Trustee pursuant to the Pooling and Servicing Agreement and such other approvals as have been obtained.

               (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939 and the Trust Fund is not required to be registered under the Investment Company Act.

               (viii) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates complied as to form in all material respects to the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that either the Registration Statement, at the Effective Time, or any such amendment or supplement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of this Agreement, or any such amendment or supplement, as of its respective date, or at the Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus.

               (ix) The statements in the Prospectus under the caption "Description of Certificates", insofar as such statements constitute a summary of certain terms of the Certificates, the Sale and Purchase Agreement and the Pooling and Servicing Agreement, while they do not purport to discuss all aspects of such documents, constitute a fair summary of such documents in all material respects; the statements in the Prospectus and the Prospectus Supplement, as the case may be, under the captions "Certain Legal Aspects of the Mortgage Loans and Contracts", "ERISA Considerations" and "Certain Federal Income

          Tax Consequences" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

               (x) Assuming that, and for so long as, each Class of Certificates offered pursuant to the Registration Statement are rated by a nationally recognized statistical rating organization in one of its two highest rating categories, each such Class of Certificates constitutes "mortgage related securities" within the meaning of
          Section 3(a)(41) of the Exchange Act.

          (e) You shall have received an opinion of counsel to the Seller, addressed to the Underwriters and the Depositor, dated the applicable Delivery Date, substantially to the effect that the statements in the Prospectus Supplement prepared by the Depositor pursuant to Section 5(a) under the captions "The Seller" and "The Mortgage Loan Pools" do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not render any opinion with respect to any financial or statistical information contained therein).

          (f) You shall have received an opinion of counsel to the Trustee, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

          (g) If applicable, you shall have received an opinion of counsel to the Servicer, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

          (h) You shall have received from Dewey Ballantine, special counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the existence of the Depositor, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i) You shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the applicable Delivery Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Depositor in this Agreement are true and correct; (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; (iv) subsequent to the respective dates as of which information is given in the Prospectus, and except as otherwise set forth in or contemplated by the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Depositor; (v) except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pleading before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting the Depositor or the transactions contemplated by this Agreement;
     (vi) attached thereto are true and correct copies of a letter from the rating agency or agencies rating the Certificates subject to this Agreement confirming that the Certificates have been rated in one of the four highest rating categories established by such agency or agencies as set forth in the Terms Agreement and such rating has not been lowered since the date of such letter; and (vii) the Reserve Fund, if any, shall have been established by the Depositor as contemplated by the Pooling and Servicing Agreement.

          (j) If applicable, you shall have received letters dated the applicable Delivery Date from counsel rendering opinions to any nationally recognized statistical rating organization rating the applicable Series of Certificates, to the effect that you may rely upon their opinion to such rating organization, as if such opinion were rendered to you.

          (k) You shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the applicable Delivery Date, as to the due acceptance of the Pooling and Servicing Agreement by the Trustee and the due authorization and delivery of the Certificates of such Series by the Trustee thereunder.

          (l) To the extent, if any, that the ratings provided to the Certificates by either Moody's, Fitch or DCR is conditional upon the furnishing of documents or the taking of any other actions by the Depositor or the Servicer, the Depositor or the Servicer, as the case may be, shall furnish such documents and take any such other actions.

          (m) You shall have received letters from each Rating Agency confirming the ratings set forth in the related Terms Agreement.

          (n) The Reserve Fund and Reserve Accounts, if any, shall have been established as provided in the Pooling and Servicing Agreement.

     The Depositor will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     7.   Indemnification
          ---------------

          (a) The Depositor will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any
             --------  -------
     such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Depositor by the relevant Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act against any losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have. The Depositor acknowledges that, for purposes of this Section, the statements set forth in the Prospectus Supplement on page S-2 regarding stabilization, in the third paragraph under the heading "Underwriting" and under the heading "Underwriting", with respect to the Certificates to be purchased by the Underwriters, constitute the only information furnished to the Depositor by the Underwriters for inclusion in the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise in this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified in connection with investigating or defending any action or claim which is the subject to this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     8.   Computational Materials.
          -----------------------

          (a) Each Underwriter agrees to provide to the Depositor no less than two business days prior to the date on which the Prospectus is proposed to be filed pursuant to Rule 424(b) under the Act, for the purpose of permitting the Depositor to comply with the filing requirement set forth in
     Section 5(a), all information (in such written or electronic format as required by the Depositor) with respect to the Certificates which constitutes "Computational Materials", as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (the "Kidder Letter"), and that is required to be filed as described in the Kidder Letter.

          (b) The Underwriters shall provide to the Depositor, together with the information required to be provided to the Depositor pursuant to Section 8(a) or 8(c)(iii) hereof, a letter, in form and substance acceptable to the Depositor, of independent certified public accountants acceptable to the Depositor, stating in effect that such independent certified public accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, and that they have verified or confirmed, as appropriate, the financial, numerical or statistical information to be filed by the Depositor as part of the Computational Materials and have found such information to be accurate without exception. Such letter will be obtained at the sole expense of the Underwriters.

               (c)  (i)   The relevant Underwriter represents and warrants to,
          and covenant with, the Depositor that all information provided to the Depositor pursuant to this Section, as of the date such information is so provided and as of the date such information is filed by the Depositor with the Commission will not include any untrue statement of a material fact and will not omit to state any material facts required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

               (ii) The relevant Underwriter further covenants with the Depositor that if any Computational Materials required to be provided to the Depositor pursuant to Section 8(a) are determined to contain any information that is inaccurate or misleading, the relevant Underwriter (whether or not such Computational Materials are provided to the Depositor or filed by the Depositor with the Commission) shall promptly prepare and deliver to the Depositor and each prospective investor which received such Computational Materials corrected Computational Materials. All information provided to the Depositor pursuant to this Section 8(c)(ii) shall be provided within the time periods set forth in Section 8(a) hereof.

               (iii) The Underwriters represent and warrant to the Depositor that the Underwriters have taken all necessary and required steps to ensure that no written material of any kind relating to the Certificates (or any certificates similar to the Certificates) will be delivered to potential investors others than Computational Materials required to be filed pursuant to the Kidder Letter and that all Computational Materials will be provided to the Depositor and to ensure that all such Computational Materials are accurate and not misleading.

               (iv) The Underwriters covenant with the Depositor that all Computational Materials delivered to prospective investors shall contain a legend substantially to the following effect:

               "THIS INFORMATION IS FURNISHED TO YOU SOLELY BY CREDIT SUISSE FIRST BOSTON CORPORATION AND/OR THE OTHER UNDERWRITERS AND NOT BY CS FIRST BOSTON MORTGAGE SECURITIES CORP. (THE "DEPOSITOR") OR ANY OF ITS AFFILIATES (OTHER THAN CREDIT SUISSE FIRST BOSTON CORPORATION IN ITS CAPACITY AS AN UNDERWRITER). THE UNDERWRITERS ARE NOT ACTING AS AGENTS FOR THE DEPOSITOR OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION."

          (d) The relevant Underwriter agrees to indemnify and hold harmless the Depositor, each of the Depositor's officers and directors and each person who controls the Depositor within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other Federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) are based on, result from or arise of: (A) the relevant Underwriter's use or delivery to any prospective investor in the Certificates of any Computational Materials; (B) the relevant Underwriter's failure to comply with Sections 8(a) or 8(c); (C) the filing by the Depositor with the Commission of any information pursuant to the last sentence of Section 5(a); or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any information required to be delivered to the Depositor pursuant to a Section 8(a) or 8(c)(ii) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending any such loss, claim, damage, liability or action. The obligations of such Underwriter under this Section shall be in addition to any liability which such Underwriter may otherwise have.

          The procedures set forth in Section 7(c) and 7(d) shall be equally applicable to this Section.

          (e) Notwithstanding any other provision herein, (a) the Underwriter shall not be required to be responsible for any amount in excess of the amount by which the total re-offering price at which the Certificates underwritten by it and distributed and offered to the public exceeds the amount paid hereunder by the Underwriter for the Certificates. For the purposes of this Section 8(e), each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Underwriter and each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Depositor and (b) the relevant Underwriter agrees to pay all costs and expenses of the Depositor incurred in connection with (i) the filing by the Depositor of any Computational Material with the Commission and (ii) any action by the Depositor against the relevant Underwriter to enforce any of its rights set forth in this Section, including, without limitation, legal fees and expenses.

     9.   Default of Underwriters.  If any Underwriter or Underwriters
          -----------------------
participating in an offering of Certificates default in their obligations to purchase Certificates hereunder and under the Terms Agreement and the aggregate principal amount of such Certificates which such defaulting

Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Certificates set forth in such Terms Agreement, you may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, including any of the Underwriters participating in such offering, but regardless of whether such arrangements are made the non-defaulting Underwriters shall remain obligated severally to purchase the Certificates which they committed to purchase in accordance with the terms hereunder and under the Terms Agreement. If any Underwriter or Underwriters so default and the aggregate principal amount of Certificates with respect to which such default or defaults occur is more than 10% of the total principal amount of the Certificates set forth in such Terms Agreement and arrangements satisfactory to you and the Depositor for the purchase of such Certificates by other persons are not made, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, except as provided in Section 10. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10.  Termination of the Obligations of the Underwriters.  The obligations
          --------------------------------------------------
of the Underwriters to purchase the Certificates on the Delivery Date shall be terminable by the Underwriters if (a) at any time on or prior to the Delivery Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (ii) a general moratorium on commer cial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in your judgment as representative of the Underwriters, impracticable to consummate the transactions contemplated herein or is such as would materially and adversely affect the marketability of or the market price for the Certificates or (iv) any change or any development involving a prospective change, materially and adversely affecting (A) the Trust Fund taken as a whole or (B) the business or properties of the Depositor occurs, which, in your reasonable judgment as representative of the Underwriters, in the case of either clause (A) or (B), materially impairs the investment quality of the Certificates or (b) any representation or warranty of another party shall be incorrect in any material respect.

     11.  Survival of Certain Representations and Obligations.  The respective
          ---------------------------------------------------
indemnities, agreements, representations, warranties and other statements by the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor or any of its officers or directors or any controlling person, and will survive delivery of and payment of the Certificates.

     If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Certificates by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(g), and the obligations of the Depositor and the Underwriters pursuant to Sections 7 and 8 shall remain in effect.

     12.  Notices.  All communications hereunder will be in writing and, if sent
          -------
to an Underwriter will be mailed, delivered or telegraphed and confirmed to you at Eleven Madison Avenue, New York, New York 10010 or if sent the Depositor, will be mailed, delivered or telegraphed and confirmed to it at Eleven Madison Avenue, New York, New York 10010 Attention: President; provided, however, that
                                                       --------  -------
any notice to an Underwriter pursuant to Section 7 or 8 will be mailed, delivered or telegraphed to such Underwriter at the addressed furnished by it.

     13.  Successors.  This Agreement and the Terms Agreement will inure to the
          ----------
benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Sections 7 and 8, and their successors and assigns, and no other person will have any right or obligations hereunder.

     14.  Representation of Underwriters.  You will act for the several
          ------------------------------
Underwriters set forth in the applicable Terms Agreement in connection with the transactions described in this Agreement and such Terms Agreement, and any action taken by you under this Agreement will be binding upon all the Underwriters.

     15.  Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
          --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     16.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                CS FIRST BOSTON MORTGAGE
                                  SECURITIES CORP.,
                                     as Depositor



                                By:    /s/ Heidi Davis
                                     -------------------------------
                                     Name:  Heidi Davis
                                     Title: Vice President


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

CREDIT SUISSE FIRST BOSTON CORPORATION
as Underwriter


By:      /s/ Heidi Davis
       ---------------------------------
     Name:  Heidi Davis
     Title: Vice President



                   [Signature Page to Underwriting Agreement]

                                                                       EXHIBIT A

                   CS FIRST BOSTON MORTGAGE SECURITIES CORP.
                                  (DEPOSITOR)

           WILSHIRE FUNDING CORPORATION MORTGAGE-BACKED CERTIFICATES,
                                 SERIES 1996-3

                                TERMS AGREEMENT

                                                               December 19, 1996

To: CS First Boston Mortgage Securities Corp., as Depositor under the Pooling and Servicing Agreement dated as of December 1, 1996.

Re:                 Underwriting Agreement dated December 19, 1996.

Title:              Wilshire Funding Corporation Mortgage-Backed Certificates,
-----
                    Series 1996-3, Class A-1, Class A-2-A, Class A-2-B, Class
                    A-2-C, Class F-IO, Class A-IO, Class PO, Class M-1, Class
                    M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class RU,
                    Class RL.

Underwriter:        Credit Suisse First Boston Corporation is the sole
-----------
                    Underwriter.

Principal Amount:   $278,285,932.00
----------------

Terms of the Certificates:
-------------------------

                     Original
                    Principal                    Pass-Through
    Class            Amount                         Rate
    -----         -------------                ---------------

     A-1        $ 48,211,248.00                    7.0000%
    A-2-A       $ 90,635,697.00                    6.7513%*
    A-2-B       $ 56,843,117.00                    7.5715%*
    A-2-C       $ 19,098,571.00                    7.5198%*
     PO         $  2,274,391.00                       **
     M-1        $  8,348,577.00                    8.3582%*

----------

*    Adjustable Pass-Through Rates initially equal to the indicated percentages.

** The Class PO Certificates are principal-only Certificates and do not have a Pass-Through Rate.

     M-2        $ 15,305,726.00                    8.3582%*
     M-3        $ 13,914,296.00                    8.3582%*

Certificate Rating:
------------------

            Class                 Moody's      Fitch   DCR
            -----                 -------      -----   ---

             A-1                    Aaa         AAA    AAA
            A-2-A                   Aaa         AAA    AAA
            A-2-B                   Aaa         AAA    AAA
            A-2-C                   Aaa         AAA    AAA
             PO                     Aaa         AAA    AAA
             M-1                    Aa2          AA     AA
             M-2                     A2          A      A
             M-3                    Baa2         --    --


      Servicer:  Wilshire Servicing Corporation (in such capacity, the
      --------
"Servicer").

      Trustee:  Bankers Trust Company of California, N.A. (in such capacity, the
      -------
"Trustee").

      Terms of Sale:  The purchase price payable by the Underwriter for each
      -------------
Class of Certificates is: 99.906250% of the principal amount of the Class A-1 Certificates, 99.984375% of the principal amount of the Class A-2-A Certificates, 102.453125% of the principal amount of the Class A-2-B Certificates, 102.421875% of the principal amount of the Class A-2-C Certificates, 74.828125% of the principal amount of the Class PO Certificates, 100.718750% of the principal amount of the Class M-1 Certificates, 99.312500% of the principal amount of the Class M-2 Certificates, 97.671875% of the principal amount of the Class M-3 Certificates, in each case plus accrued interest at the related Pass-Through Rate from the date of initial issuance.

      Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

      The Class A-IO, Class F-IO, Class B-1, Class B-2, Class B-3, Class RU and Class RL Certificates issued pursuant to the Pooling and Servicing Agreement are not subject to this Agreement.

      Underwriting Commissions:
      ------------------------

      Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriter in connection with the purchase of the Certificates.

      Public offering price and/or method of determining price at which the Underwriter will sell the Certificates:

                   Class A-1:                 99.906250%
                   Class A-2-A:               99.984375%
                   Class A-2-B:              102.453125%
                   Class A-2-C:              102.421875%
                   Class PO:                  74.828125%
                   Class M-1:                100.718750%
                   Class M-2:                 99.312500%
                   Class M-3:                 97.671875%
      The Underwriter shall receive an underwriting fee equal to 0.75% of the principal balance of the Certificates.

      Mortgage Loans:  The mortgage loans (the "Mortgage Loans") sold by
      --------------
Wilshire Mortgage Funding Company IV, Inc. (the "Seller") to the Depositor pursuant to the Unaffiliated Sellers Agreement, dated as of December 1, 1996, between the Depositor, as purchaser, and the Seller, as seller and conveyed by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), among the Depositor, the Seller, the Servicer and the Trustee.

      Distribution Dates: The 25th day (or, if such day is not a business day,
      ------------------
the next succeeding business day) of each month, commencing with January 27, 1997.

      Delivery Date and Location:  10:00 a.m., New York Time, on or about
      --------------------------
December 20, 1996, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.


                         CREDIT SUISSE FIRST BOSTON CORPORATION,
                         as Underwriter


                         By:      /s/ Heidi Davis
                                ------------------------------
                              Name:    Heidi Davis
                              Title:   Vice President

Accepted:

CS FIRST BOSTON MORTGAGE
SECURITIES CORP.,
 as Depositor


By:         /s/ Heidi Davis
         ------------------------------
      Name:  Heidi Davis
      Title: Vice President
                      [Signature Page to Terms Agreement]